UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Soliciting Material under Rule 14a-12

ESSENTIAL PROPERTIES REALTY TRUST, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 22, 2019

Dear Stockholder:

You are cordially invited to attend the annual meeting of stockholders of Essential Properties Realty Trust, Inc. The meeting will be held on Friday, April 26, 2019, at 9:30 a.m., Eastern Time, at the Harvard Room of the Hyatt Regency Princeton, 102 Carnegie Center, Princeton, New Jersey 08540.

The attached proxy statement, with the accompanying notice of the meeting, describes the matters expected to be acted upon at the meeting. We urge you to review these materials carefully and to take part in the affairs of our company by voting on the matters described in the accompanying proxy statement.

Your vote is important. Whether you plan to attend the meeting or not, please return a completed proxy card or voting instruction form as promptly as possible or authorize your proxy on the Internet or by calling the toll-free telephone number provided in the proxy materials. The attached proxy statement contains instructions regarding these methods of voting, as well information if you plan to attend the annual meeting in person. We look forward to your participation.

Sincerely,

Peter M. Mavoides

President and Chief Executive Officer

ESSENTIAL PROPERTIES REALTY TRUST, INC.

902 Carnegie Center Boulevard, Suite 520

Princeton, New Jersey 08540

(609) 436-0619

NOTICE OF 2019 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on April 26, 2019

NOTICE IS HEREBY GIVEN that the 2019 Annual Meeting of Stockholders (the “Annual Meeting”) of Essential Properties Realty Trust, Inc., a Maryland corporation (the “Company”), will be held on Friday, April 26, 2019, at 9:30 a.m., Eastern Time, at the Harvard Room of the Hyatt Regency Princeton, 102 Carnegie Center, Princeton, New Jersey 08540.

At the Annual Meeting, holders of our common stock, $0.01 par value per share, will be asked to consider and vote upon the following proposals, all of which are discussed in greater detail in the accompanying proxy statement:

(1)	To elect seven (7) directors to the Company’s Board of Directors, each to serve until the 2020 Annual Meeting of Stockholders and until their respective successors are duly elected and qualify;

(2)	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2019; and

(3)	To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

Only stockholders of record at the close of business on March 11, 2019, the record date for the Annual Meeting, will be entitled to notice of and to vote at the Annual Meeting and any postponement or adjournment thereof.

To make it easier for you to authorize a proxy to vote, Internet and telephone proxy authorization are available. The instructions on the proxy card or voting instruction form describe how to use these convenient services.

BY ORDER OF THE BOARD OF DIRECTORS

Princeton, New Jersey
March 22, 2019
Gregg A. Seibert
Executive Vice President, Chief Operating Officer and Secretary

Important Notice Regarding the Availability of Proxy Materials for the 2019 Annual Meeting of Stockholders to be Held on April 26, 2019. The Notice of Annual Meeting, Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2018 (which constitutes our annual report to stockholders) are available at www.proxydocs.com/EPRT.

ESSENTIAL PROPERTIES REALTY TRUST, INC.

PROXY STATEMENT

i

ABOUT THE PROXY MATERIALS AND ANNUAL MEETING

Why am I receiving these materials?

Essential Properties Realty Trust, Inc., a Maryland corporation (collectively, the “Company,” “we,” “us” or “our”), has delivered these materials to you in connection with the solicitation of proxies by the Board of Directors (the “Board”) of the Company for use at the 2019 Annual Meeting of Stockholders (the “Annual Meeting”), which will take place on Friday, April 26, 2019, at 9:30 a.m., Eastern Time, at the Harvard Room of the Hyatt Regency Princeton, 102 Carnegie Center, Princeton, New Jersey 08540. This Proxy Statement describes the matters on which you, as a stockholder, are entitled to vote and provides the information that you need to make an informed decision on these matters.

What is included in the proxy materials?

The proxy materials include:

•	This Proxy Statement for the Annual Meeting; and

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 (the “Annual Report”).

The proxy materials also include a proxy card or a voting instruction form for the Annual Meeting.

What am I voting on?

At the Annual Meeting, you will be entitled to vote on:

•

The election of seven (7) directors to the Company’s Board of Directors, each to serve until the 2020 Annual Meeting of Stockholders and until their respective successors are duly elected and qualify (Proposal No. 1); and

•	The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2019 (Proposal No. 2).

What are the Board’s recommendations?

The Board unanimously recommends you vote:

•	“FOR” the election of each of the seven (7) nominees named in this Proxy Statement as directors of the Company (Proposal No. 1); and

•	“FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2019 (Proposal No. 2).

If I share an address with another stockholder, and we received only one paper copy of the proxy materials, how may I obtain an additional copy of the proxy materials?

We have adopted a procedure called “householding,” which the Securities and Exchange Commission (the “SEC”) has approved. Under this procedure, we are delivering a single copy of this Proxy Statement and the Annual Report to multiple stockholders who share the same address unless we have received contrary instructions from one or more of the stockholders. This procedure reduces our printing costs, mailing costs and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will deliver promptly a separate copy of this Proxy Statement and the Annual Report to any stockholder at a shared address to which we delivered a single copy of any of these documents. To receive a separate copy of this Proxy Statement or the Annual Report, stockholders may write or call us at the following address and telephone number:

Essential Properties Realty Trust, Inc.

Attention: Gregg A. Seibert

Executive Vice President, Chief Operating Officer and Secretary

902 Carnegie Center Boulevard, Suite 520

Princeton, New Jersey 08540

(609) 436-0619

Stockholders who hold shares in “street name” (as described below) may contact their broker, bank or other similar nominee to request information about householding.

How can I get electronic access to the proxy materials?

Our proxy materials are available on the Internet at http://www.proxydocs.com/EPRT and on our investor relations website at http://investors.essentialproperties.com.

Who is entitled to vote at the meeting?

Holders of record of our common stock as of the close of business on March 11, 2019, the record date for the Annual Meeting (the “Record Date”), are entitled to receive notice of the Annual Meeting and to vote their shares of common stock held on that date at the meeting or any postponements or adjournments of the Annual Meeting. On the Record Date, 43,795,460 shares of common stock of the Company were outstanding and entitled to vote at the Annual Meeting.

How can I attend the Annual Meeting?

In order to be admitted to the Annual Meeting, you must present photo identification (such as a driver’s license) and proof of ownership of shares of our common stock as of the close of business on March 11, 2019, the Record Date. Proof of ownership can be accomplished through the following:

•	A brokerage statement or letter from your broker or custodian with respect to your ownership of shares of our common stock as of the Record Date;

•	A proxy card;

•	A voting instruction form; or

•	A legal proxy provided by your broker or custodian.

For the safety and security of our stockholders, we will be unable to admit you to the Annual Meeting if you do not present photo identification and proof of ownership of shares of our common stock or if you otherwise refuse to comply with our security procedures. We note that receiving a legal proxy from your broker or custodian may take several days.

What is the difference between a stockholder of record and a beneficial owner of shares held in street name?

Stockholder of Record. If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered the stockholder of record with respect to those shares, and we sent the proxy materials directly to you.

Beneficial Owner of Shares Held in Street Name. If your shares are held in an account at a broker, bank or other nominee, then you are the beneficial owner of those shares held in “street name,” and the proxy materials were forwarded to you by your broker, bank or other nominee who is considered the stockholder of record with respect to those shares. As a beneficial owner, you have the right to instruct your broker, bank or other nominee on how to vote the shares held in your account. Those instructions are contained in a “voting instruction form.”

How do I vote or authorize a proxy to vote on my behalf?

Voting in Person during the Annual Meeting. You may vote your shares by attending the Annual Meeting in person and depositing your proxy card at the registration desk or completing a ballot that will be distributed at the Annual Meeting. If you are a beneficial owner of shares held in street name, you will need to obtain a legal proxy from your broker, bank or other nominee in order to vote in person during the Annual Meeting. Obtaining a legal proxy may take several days.

Voting by Proxy for Shares Held by a Stockholder of Record. If your shares are held in your own name as a holder of record with our transfer agent, Computershare Trust Company, N.A., you may instruct the proxy holders named in the accompanying proxy card on how to vote your shares of common stock in one of the following ways:

•	By Internet. You may vote by proxy over the Internet by visiting http://www.proxypush.com/EPRT and following the instructions provided with the proxy card.

•	By Telephone. You may vote by proxy by calling the toll-free number found on the proxy card.

•	By Mail. You may vote by signing, dating and mailing the proxy card in the prepaid enclosed envelope.

Voting by Proxy for Beneficial Owners of Shares Held in Street Name. If your shares are held in street name by a broker, bank or other nominee, you may instruct such organization on how to vote your shares of common stock in one of the following ways:

•

By Internet. You may vote by proxy over the Internet by visiting http://www.proxypush.com/EPRT and following the instructions provided in the voting instruction form you received from the organization holding your shares.

•	By Telephone. You may vote by proxy by calling the toll-free number found on the voting instruction form you received from the organization holding your shares.

•	By Mail. You may vote by proxy by filling out the voting instruction form you received from the organization that holds your shares and sending it back in the envelope provided.

What constitutes a quorum?

The presence at the Annual Meeting, in person or by proxy, of stockholders entitled to cast a majority of all the votes entitled to be cast on any matter at the Annual Meeting will constitute a quorum. If a quorum is established, each holder of common stock will be entitled to one vote on each director to be elected at the Annual Meeting and each other matter to be voted on at the Annual Meeting for each issued and outstanding share of common stock owned on the Record Date. Proxies received but marked as abstentions and broker “non-votes” will be included in the calculation of the number of votes considered to be present at the meeting and will be counted for quorum purposes.

How are proxies voted?

All shares represented by valid proxies received prior to the Annual Meeting will be voted and, where a stockholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the stockholder’s instructions.

What happens if I do not give specific voting instructions?

Stockholders of Record. If you are a stockholder of record and you sign and return a proxy card without giving specific voting instructions, then the proxy holders will vote your shares in the manner recommended by the Board on all matters presented in this Proxy Statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting.

Beneficial Owners of Shares Held in Street Name. If you are a beneficial owner of shares held in street name and do not provide the broker, bank or other nominee that holds your shares with specific voting instructions, under the rules of the New York Stock Exchange (“NYSE”), the broker, bank or other nominee that holds your shares may generally vote on routine matters but cannot vote on non-routine matters. If the broker, bank or other nominee that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the broker, bank or other nominee that holds your shares will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a “broker non-vote.”

Which ballot measures are considered “routine” or “non-routine”?

The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2019 (Proposal No. 2) is a matter considered routine under applicable rules. A broker, bank or other nominee may generally vote on routine matters, and therefore no broker non-votes are expected to exist in connection with Proposal No. 2.

The election of directors (Proposal No. 1) is a matter considered non-routine under applicable rules. A broker, bank or other nominee cannot vote without instructions on non-routine matters, and therefore broker non-votes may exist in connection with Proposal No. 1.

How many votes are needed to approve each item?

The affirmative vote of a plurality of all the votes cast at the Annual Meeting, in person or by proxy, is required for the election of directors (Proposal No. 1). This means the seven nominees receiving the greatest number of votes will be elected. The affirmative vote of a majority of all votes cast at the Annual Meeting, in person or by proxy, is required to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2019 (Proposal No. 2).

How are abstentions, withhold votes and broker non-votes counted?

Instructions to abstain or withhold votes and broker non-votes will be counted to determine whether there is a quorum present at the Annual Meeting, but will not be considered votes cast. Accordingly, withhold votes and broker non-votes will have no effect on the election of directors (Proposal No. 1), and abstentions will have no effect on the ratification of the appointment of our independent registered public accounting firm for the year ending December 31, 2019 (Proposal No. 2). As stated above, broker non-votes are not expected to occur in connection with Proposal No. 2.

Can I change my vote after I have authorized a proxy to vote on my behalf?

You may revoke your proxy and change your vote at any time before the final vote at the Annual Meeting. You may provide different voting instructions to a proxy on a later date through the Internet or by telephone (in which case only your latest Internet or telephone proxy submitted prior to the Annual Meeting will be counted), by signing and returning a new proxy card or voting instruction form with a later date, or by attending the Annual Meeting in person and voting during the meeting. However, your attendance at the Annual Meeting will not automatically revoke your proxy unless you vote in person at the Annual Meeting. You may also specifically request that your prior proxy be revoked by delivering a written notice of revocation prior to the Annual Meeting to the Company at 902 Carnegie Center Boulevard, Suite 520, Princeton, New Jersey 08540, Attention: Corporate Secretary.

Where can I find the voting results of the Annual Meeting?

The Company intends to announce preliminary voting results at the Annual Meeting and disclose final results in a current report on Form 8-K filed with the SEC within four business days after the Annual Meeting. If final results are not yet known within that four business day period, the Company will disclose preliminary voting results in a Form 8-K and file an amendment to the Form 8-K to disclose the final results within four business days after such final results are known.

Who pays the cost for soliciting proxies by the Board of Directors?

The Company will bear the cost of soliciting proxies, including the cost of preparing, printing and mailing the materials in connection with the solicitation of proxies. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending the proxy materials to the beneficial owners of the Company’s common stock. In addition to solicitations by mail, directors, officers and employees of the Company may, on behalf of the Company, without being additionally compensated, solicit proxies personally and by mail, telephone, facsimile or electronic communication.

PROPOSAL NO. 1—ELECTION OF DIRECTORS

The number of directors that serve on the Board of Directors is currently set at seven and may be fixed from time to time by the Board in the manner provided in the Company’s bylaws, subject to the requirements of the Stockholders Agreement described below. In accordance with the Company’s bylaws and Maryland law, directors are elected to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified or until their earlier removal, resignation or death.

Director Nominees

Name	Age	Positions Held with the Company	Director of the Company Since
Paul T. Bossidy	58	Chairman of the Board of Directors	2018
Peter M. Mavoides	52	President, Chief Executive Officer and Director	2018
Todd J. Gilbert	37	Director	2018
Anthony D. Minella	42	Director	2018
Stephen D. Sautel	50	Director	2018
Joyce DeLucca	54	Director	2018
Scott A. Estes	48	Director	2018

Each of the seven director nominees listed above currently serves as a director of the Company and their biographies can be found below under “Corporate Governance Matters—Information Regarding the Board of Directors.” Mr. Mavoides was elected to the Board in January 2018 in connection with our incorporation in Maryland. Each of our other directors were elected to the Board in June 2018 in connection with the Company’s initial public offering (“IPO”). Each of the seven director nominees was recommended by the Nominating and Corporate Governance Committee and nominated by the Board of Directors to stand for election at the Annual Meeting.

In selecting director nominees, the Board seeks to monitor the mix of specific experiences, qualifications, attributes and skills of its members in order to assure that the Board, as a whole, has the necessary tools to perform its oversight function effectively in light of the Company’s business and structure. For more information about the qualifications and skills of each of the director nominees, see “Corporate Governance Matters—Background and Experience of Directors.” Mr. Bossidy was originally elected to our Board based on his prior business experience, which includes, among other things, experience with our predecessor and its principal equity investor, and members of our senior management team, including our Chief Executive Officer and our Chief Operating Officer. Mr. Estes was introduced to our Chief Executive Officer by a participant in the financial services industry, who had professional relationships with each of Messrs. Estes and Mavoides. Ms. DeLucca was introduced to us by other members of our Board. In addition, Messrs. Gilbert, Minella and Sautel were identified by Eldridge Industries, LLC (“Eldridge”), our largest stockholder, as its designated nominees in accordance with the stockholders agreement between Eldridge and the Company (the “Stockholders Agreement”). For more information about the Stockholders Agreement, see “Corporate Governance Matters— Stockholders Agreement.”

Vote Required

The affirmative vote of a plurality of all the votes cast at the Annual Meeting is required for the election of a nominee as a director. This means the seven nominees receiving the greatest number of votes will be elected. Stockholders of the Company are not permitted to cumulate their votes for the election of directors. Unless contrary instructions are given, shares represented by proxies solicited by the Board of Directors will be voted for the election of each of the nominees named above. If any person named as nominee, other than any nominee of Eldridge, should be unable or unwilling to stand for election at the time of the Annual Meeting, proxies will be voted for a replacement nominee designated by the Board of Directors or, in the event no such designation is made, proxies will be voted for a lesser number of nominees. If any person designated as nominee by Eldridge in accordance with the Stockholders Agreement should be unable or unwilling to stand for election at the time of the Annual Meeting, such replacement nominee will be a nominee designated by Eldridge. At this time, the Board knows of no reason why the nominees listed above may not be able to serve as a director if elected.

Board Recommendation

The Board of Directors unanimously recommends that you vote “FOR” the election of each of the nominees named above.

CORPORATE GOVERNANCE MATTERS

Set forth below is information regarding our corporate governance practices. We believe that effective corporate governance is critical to our ability to create long-term value for our stockholders. In that regard, we have opted-out of certain statutory takeover defense protections otherwise available to us under Maryland law, and we have adopted and implemented charters, policies, procedures and controls that we believe promote and enhance our corporate governance, accountability and responsibility.

Information Regarding the Board of Directors

Set forth below is biographical information for each director nominee, each of whom currently serves as a director of the Company.

Paul T. Bossidy. Mr. Bossidy has served as the chairman of our Board of Directors since 2018. Mr. Bossidy is President and Chief Executive Officer of Patripabre Capital LLC, in Ridgefield, Connecticut, and provides consulting services to companies in the financial services industry. Mr. Bossidy also serves on the board of directors of Berkshire Hills Bancorp, Inc., a bank holding company that is the parent of Berkshire Bank with branches throughout New England. Mr. Bossidy previously served as President and Chief Executive Officer of Clayton Holdings LLC (“Clayton”) from 2008 to 2014, when it was acquired by Radian Group, Inc. Prior to joining Clayton, Mr. Bossidy was a Senior Operations Executive at Cerberus Capital Management LP, a real estate investment fund, from 2006 to 2008. Prior to that, Mr. Bossidy served in various executive appointments for General Electric Company from 1993 to 2006, including General Manager of Corporate Business Development, President of the Refrigerator Product Line within GE Appliances Division, President and Chief Executive Officer of GE Lighting (North America), President and Chief Executive Officer of GE Vendor Financial Services, President and Chief Executive Officer of GE Commercial Equipment Financing and President and Chief Executive Officer of GE Capital Solutions Group. From 2001 to 2006, while Chief Executive Officer of GE Commercial Equipment Financing, Mr. Bossidy was also responsible for GE Franchise Finance, a lender for the franchise finance market, which operated a large triple-net lease real estate business. He is a Certified Public Accountant and a Certified Six Sigma Black Belt. Mr. Bossidy holds a B.A. from Williams College, a Masters in Accounting from New York University and an M.B.A. with concentrations in Finance and Marketing from Columbia University Graduate School of Business.

Peter M. Mavoides. Mr. Mavoides has been our President and Chief Executive Officer since 2018, and he held similar positions at Essential Properties Realty Trust LLC (“EPRT LLC”), which became our operating partnership through the formation transactions, since March 2016. Previously, from September 2011 through February 2015, Mr. Mavoides was the President and Chief Operating Officer of Spirit Realty Capital, Inc. (“Spirit”), an NYSE-listed REIT that invests primarily in single-tenant, net leased real estate. While at Spirit, Mr. Mavoides was instrumental in transforming that company from a private enterprise, with approximately $3.2 billion of total assets and 37 employees at the time of its September 2012 initial public offering, to a public company with approximately $8.0 billion of total assets and over 70 employees at the time of his departure in February 2015. During his tenure at Spirit, Mr. Mavoides chaired the company’s investment committee and led the team that created the infrastructure that acquired over 150 separate investments with an aggregate purchase price of nearly $2.0 billion and an average investment per property of $2.6 million over a period of approximately three years. Mr. Mavoides previously worked for Sovereign, as its President and Chief Executive Officer, from May 2003 to January 2011. Sovereign is a private equity firm that focuses on investment opportunities relating to long-term, net-leased real estate. While at Sovereign, Mr. Mavoides developed and implemented a business plan pursuant to which Sovereign grew from a startup to a leading investor focused on single-tenant, net leased properties, and he implemented an investment strategy pursuant to which over $1.0 billion was invested in net lease transactions. During his tenure at Spirit and Sovereign, Mr. Mavoides was instrumental in structuring the investment of approximately $4.0 billion in net lease assets. Prior to joining Sovereign, Mr. Mavoides was employed by Eastdil Realty, a subsidiary of Wells Fargo Bank, and worked in the banking group at Citigroup, where he focused on the structuring of sale-leaseback transactions. Mr. Mavoides earned a B.S. from the United States Military Academy and an M.B.A. from the University of Michigan.

Todd J. Gilbert. Mr. Gilbert has served as a director since 2018. Mr. Gilbert is a Principal at Eldridge, which he joined in January 2015, where he focuses on investing across the capital structure and evolutionary cycle of commercial enterprises. From August 2005 to December 2014, Mr. Gilbert was an investment professional at Guggenheim Partners and served as Managing Director, responsible for principal investing, business development and strategic transactions, as well as private equity, private debt, and special situations investment opportunities. He also served as a senior analyst in the Corporate Credit Group at Guggenheim Investments where he focused on credit and distressed investing across several industries. Prior to his employment by Guggenheim, from May 2004 to July 2005, Mr. Gilbert worked in the Mergers & Acquisitions group at KeyBanc Capital Markets. Mr. Gilbert currently serves on the board of directors of Stonebriar Finance Holdings LLC, Thirteenth Floor Entertainment Group, LLC and Lionel Holdings LLC. Mr. Gilbert received his B.B.A. in Finance and Accounting in 2004 from the University of Michigan.

Anthony D. Minella. Mr. Minella has served as a director since 2018. Mr. Minella is President and co-founder of Eldridge. From September 2013 to February 2017, Mr. Minella was Chief Investment Officer of Security Benefit Corporation. Prior to that, he was Co-Head of the Corporate Credit Group at Guggenheim Investments where he co-chaired its Investment Committee. He is actively involved across Eldridge’s investment activities. Mr. Minella received his A.B. in Economics from Bowdoin College.

Stephen D. Sautel. Mr. Sautel has served as a director since 2018. Mr. Sautel is a private investor, and he serves on the board of several private companies engaged in diverse businesses, including business services, manufacturing, distribution, institutional investment management and residential real estate. Since December 2017, Mr. Sautel has served as a director of CBAM Holdings, LLC, a private company that is an affiliate of Eldridge and is engaged in managing corporate credit. From 2014 to 2018, Mr. Sautel served as a director of Guggenheim Partners Investment Management Holdings, LLC, a diversified institutional investment management firm. From October 2001 to June 2014, Mr. Sautel was an investment professional at Guggenheim Capital, LLC, where he held the titles of Senior Managing Director and Chief Operating Officer of the Investments Business. While at Guggenheim, Mr. Sautel co-founded the firm’s credit investing business and later was responsible for supervising the firm’s investment management operations. Prior to Guggenheim, Mr. Sautel worked at J.H. Whitney & Co., First Chicago Capital Markets, and Arthur Andersen & Co. Mr. Sautel earned a B.B.A. from the University of Kentucky in 1991 and an M.B.A. from the University of Michigan in 1996. Mr. Sautel is a CFA charterholder.

Joyce DeLucca. Ms. DeLucca has served as a director since 2018. Ms. DeLucca is a Managing Director at Hayfin Capital Management, LLC. Hayfin is a private investment firm focusing on direct lending, special opportunities, high yield credit and securitized credit. Ms. DeLucca joined Hayfin in January 2018, when Hayfin acquired Kingsland Capital Management LLC. Kingsland was an investment manager specializing in collateralized loan obligations and leveraged credit that was founded by Ms. DeLucca in January 2005, and where she served as Managing Principal and Chief Investment Officer. Ms. DeLucca’s career spans 32 years in the debt capital markets, including management of high yield, leveraged loan, distressed and mezzanine assets. Prior to establishing Kingsland, Ms. DeLucca was a Managing Principal at Katonah Capital, an asset manager focusing on leveraged loans and high yield bonds, from 2000 to 2004. Previously, Ms. DeLucca was a Managing Director at Chase Manhattan Bank, where she co-founded Octagon Credit Investors, from 1995 until 1999. Ms. DeLucca was also a Portfolio Manager and Investment Advisor at Fisher Brothers from 1989 to 1995, where she focused on distressed and high yield investing. She began her career as a trader and analyst with Bernstein Macaulay’s high yield bond and mortgage-backed securities divisions, where she was employed from 1986 to 1989. Ms. DeLucca served on the Regulatory and Board Nominating Committees of the Loan Sales and Trading Association from 2006 to 2010. She received a B.S. in Finance from Ithaca College in 1986 and is a CFA charterholder.

Scott A. Estes. Mr. Estes has served as a director since 2018. Mr. Estes served as Executive Vice President—Chief Financial Officer of Welltower Inc., a NYSE-listed, S&P 500 constituent REIT focused on healthcare infrastructure, from January 2009 to October 2017. Mr. Estes served as Senior Vice President and

Chief Financial Officer of Welltower from March 2006 to January 2009 and as Vice President of Finance of Welltower from April 2003 to March 2006. From January 2000 to April 2003, Mr. Estes served as a Senior Equity Research Analyst and Vice President with Deutsche Bank Securities, a financial services firm, with primary coverage of the Healthcare REIT and Healthcare Services industry sub-sectors. Previously, Mr. Estes served as a Vice President of Bank of America Securities from January 1998 through December 1999 and as an Associate Analyst and Vice President at Morgan Stanley from March 1994 through December 1997. Mr. Estes is a member of the board of trustees of JBG Smith Properties, a NYSE-listed REIT that owns, operates, invests in and develops assets concentrated in leading urban infill submarkets and around Washington, DC, where he serves as the chairman of the Audit Committee and is a member of the Compensation Committee. Mr. Estes received his B.A. in Economics in 1993 from The College of William and Mary.

Background and Experience of Directors

When considering whether directors have the experience, qualifications, attributes or skills, taken as a whole, to enable the Board to satisfy its oversight responsibilities effectively in light of our business and structure, the Board focused primarily on each person’s background and experience as reflected in the information discussed in each of the directors’ individual biographies set forth above. The Board believes that the director nominees provide an appropriate mix of experience and skills relevant to the size and nature of our business. In particular, the Board considered the following important characteristics, among others, with respect to each director:

•	Mr. Bossidy—his prior management and board of directors experience, as well as his knowledge and background in accounting for overseeing financial and accounting aspects of our operations.

•	Mr. Mavoides—his familiarity with our operations, and his extensive experience with net-lease financing and investing in real estate.

•	Mr. Gilbert—his experience as an investment professional, including evaluating investment opportunities.

•	Mr. Minella—his experience as an investment professional, director and company executive, including his experience in finance, corporate governance and business management.

•	Mr. Sautel—his experience as an investor and a board member, and his familiarity with a broad range of industries.

•	Ms. DeLucca—her extensive experience as an investment professional, familiarity with the debt capital markets and credit analysis and experience in establishing and managing businesses.

•	Mr. Estes—his financial and business experience, including his service as the chief financial officer and a board member of publicly-traded REITs.

Family Relationships

There are no family relationships among any of our directors or executive officers, except for Mr. Gilbert and Mr. Minella, who are cousins.

Stockholders Agreement

Under the Stockholders Agreement, Eldridge has the power, subject to certain terms and conditions, to designate a certain number of nominees for election to the Board of Directors depending on its ownership of the Company, designate a member of certain board committees and approve certain actions, each as more fully described below. For so long as the Stockholders Agreement remains in effect, directors elected pursuant to Eldridge’s nomination right may only be removed with Eldridge’s consent. If there is a vacancy on the Board of Directors because of the resignation or removal of a director elected pursuant to Eldridge’s nomination right

(other than due to a decrease in the number of nominees Eldridge is entitled to designate), the Stockholders Agreement requires us to nominate an individual designated by Eldridge for election to fill such vacancy.

Pursuant to the Stockholders Agreement, Eldridge has the following nomination rights.

•

For so long as Eldridge and its affiliates (as such term is defined in the stockholders agreement) own shares representing at least 15% or more of the voting power of our common stock, Eldridge is entitled to designate a number of nominees for election as directors equal to the lowest whole number that is at least 40% of the total number of directors;

•

When Eldridge and its affiliates own shares representing less than 15% but greater than or equal to 10% of the voting power of our common stock, Eldridge is entitled to designate a number of nominees for election as directors equal to the lowest whole number that is at least 25% of the total number of directors; and

•

When Eldridge and its affiliates own shares representing less than 10% but greater than or equal to 5% of the voting power of our common stock, Eldridge is entitled to designate a number of nominees for election as directors equal to the lowest whole number that is at least 10% of the total number of directors.

When Eldridge and its affiliates own shares representing at least 10% of the voting power of our common stock and a nominee designated by Eldridge is elected to the Board of Directors who qualifies as an independent director under NYSE standards, Eldridge has the power to designate one independent board member to be elected as a member of each of the Audit Committee, Compensation Committee and the Nominating and Corporate Governance Committee.

For so long as Eldridge owns shares representing at least 5% of the voting power of our common stock, the Stockholders Agreement and our charter and bylaws provide that Eldridge must first approve:

•	Any increase to the size of the Board of Directors;

•	Any determination that we will no longer qualify, or attempt to qualify, as a REIT;

•

Amendments to our bylaws relating to the designation of director nominees by Eldridge, Eldridge’s right to consent to any increase in the size of the Board of Directors or Eldridge’s right to consent to amendments to such provisions; or

•

Amendments to the provision of our charter relating to Eldridge’s right to consent to the removal of any director nominated in accordance with Eldridge’s nomination right, Eldridge’s right to consent to any determination that we will no longer qualify or attempt to qualify as a REIT or Eldridge’s right to consent to amendments to such provisions.

Director Independence

After reviewing all relevant relationships and considering the NYSE requirements for independence, the Board of Directors has determined that Messrs. Bossidy, Sautel and Estes and Ms. DeLucca are each an “independent director” as such term is defined by the applicable rules and regulations of the NYSE.

Directors’ Attendance at Annual Meetings

Although we do not have a formal policy regarding attendance by members of the Board of Directors at annual meetings of stockholders, we expect that our directors will attend our annual meetings, absent a valid reason for not doing so.

Board Leadership Structure

Our Board of Directors currently consists of seven members, each of whom are serving for a one-year term expiring at the Annual Meeting.

The Board of Directors has no fixed policy with respect to the separation of the offices of Chairman of the Board of Directors and Chief Executive Officer. The Board retains the discretion to determine, at any time, whether to combine or separate the positions as it deems to be in the best interests of the Company and its stockholders. However, the Board currently believes that separating the positions of Chief Executive Officer and Chairman is an integral part of effective corporate governance and management of the Company and is the best structure for the Company at this time because it improves the ability of the Board of Directors to exercise its oversight role by having a director who is not an officer or member of management to serve in the role of Chairman.

Board Executive Sessions

The non-employee members of the Board meet in executive session without management present at the conclusion of each regular Board meeting. Mr.  Bossidy, the Chairman of our Board, acts as the Chair at all of these executive sessions.

Board of Directors Role in Risk Oversight

One of the key functions of our Board of Directors is informed oversight of our risk management process. Our Board of Directors administers this oversight function directly, with support from its three standing committees, the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee, each of which addresses risks specific to its respective areas of oversight. In particular, as more fully described below, our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee also monitors compliance with legal and regulatory requirements, in addition to oversight of the performance of our internal audit function. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. See “Executive Compensation—Compensation Risk Assessment.” Our Nominating and Corporate Governance Committee provides oversight with respect to corporate governance and ethical conduct and monitors the effectiveness of our corporate governance guidelines, including whether such guidelines are successful in preventing illegal or improper liability-creating conduct.

Committees and Meetings of the Board of Directors of the Company

During the year ended December 31, 2018, the Board of Directors of the Company met four times. No director attended fewer than 75% of the total number of Board meetings and committee meetings on which he or she served that were held during the year ended December 31, 2018 and that were held while such person was a director of the Company or member of such committee. The Board has three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. The charters for each of these committees are available on our investor relations website at http://investors.essentialproperties.com. The Board may establish other committees as it deems necessary or appropriate from time to time.

Audit Committee

Our Board of Directors has adopted an Audit Committee charter, which defines the Audit Committee’s principal functions, including oversight related to:

•	our accounting and financial reporting processes;

•	the integrity of our consolidated financial statements and financial reporting process;

•	our systems of disclosure controls and procedures and internal control over financial reporting;

•	our compliance with legal and regulatory requirements;

•	the evaluation of the qualifications, independence and performance of our independent registered public accounting firm;

•	the performance of our internal audit functions; and

•	our overall risk exposure and management.

The Audit Committee is also responsible for engaging, evaluating, compensating and overseeing an independent registered public accounting firm, reviewing with the independent registered public accounting firm the plans for and results of the audit engagement, approving services that may be provided by the independent registered public accounting firm, including audit and non-audit services, reviewing the independence of the independent registered public accounting firm, considering the range of audit and non-audit fees and reviewing the adequacy of our internal accounting controls. The Audit Committee also prepares the audit committee report required by SEC regulations to be included in our annual report or proxy statement.

During the year ended December 31, 2018, the Audit Committee met two times. Our Audit Committee is composed of Ms. DeLucca and Messrs. Estes and Sautel. Mr. Estes serves as chair of our Audit Committee. Our Board of Directors has determined affirmatively that (i) Mr. Estes qualifies as an “audit committee financial expert” as such term has been defined by the SEC in Item 407(d)(5) of Regulation S-K and (ii) each member of our Audit Committee is “financially literate” as that term is defined by NYSE listing standards and meets the definition for “independence” for the purposes of serving on our Audit Committee under NYSE listing standards and Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Compensation Committee

Our Board of Directors has adopted a Compensation Committee charter, which defines the Compensation Committee’s principal functions to include:

•	assisting the Board of Directors in developing and evaluating potential candidates for executive officer positions and overseeing the development of executive succession plans;

•

together with our other independent directors, annually reviewing and approving our corporate goals and objectives with respect to compensation for executive officers and, at least annually, evaluating each executive officer’s performance in light of such goals and objectives to set his or her annual compensation, including salary, bonus and equity and non-equity incentive compensation, subject to approval by the Board of Directors;

•	providing oversight of management’s decisions regarding the performance, evaluation and compensation of other officers; and

•

reviewing our incentive compensation arrangements to confirm that incentive pay does not encourage excessive or inappropriate risk taking and to review and discuss, at least annually, the relationship between risk management policies and practices, business strategy and our executive officers’ compensation.

The Compensation Committee shall have the authority, in its sole discretion, to retain or obtain the advice of a compensation consultant, legal counsel or other adviser as it deems appropriate. The committee may form and delegate authority to subcommittees consisting of one or more members when it deems appropriate.

During the year ended December 31, 2018, the Compensation Committee met three times. Our Compensation Committee is composed of Ms. DeLucca and Messrs. Bossidy, Estes and Sautel. Ms. DeLucca serves as chair of our Compensation Committee. Our Board of Directors has determined affirmatively that each member of our Compensation Committee meets the definition for “independence” for the purpose of serving on our Compensation Committee under applicable rules of the NYSE and each member of our Compensation Committee meets the definition of a “non-employee director” for the purpose of serving on our Compensation Committee under Rule 16b-3 of the Exchange Act.

Nominating and Corporate Governance Committee

Our Board of Directors has adopted a Nominating and Corporate Governance Committee charter, which defines the Nominating and Corporate Governance Committee’s principal functions, to include:

•

identifying individuals qualified to become members of our Board of Directors and ensuring that our Board of Directors has the requisite expertise and its membership consists of persons with sufficiently diverse and independent backgrounds;

•	developing, and recommending to the Board of Directors for its approval, qualifications for director candidates and periodically reviewing these qualifications with the Board of Directors;

•	reviewing the committee structure of the Board of Directors and recommending directors to serve as members or chairs of each committee of the Board of Directors;

•	reviewing and recommending committee slates annually and recommending additional committee members to fill vacancies as needed consistent with the Stockholders Agreement;

•

developing and recommending to the Board of Directors a set of corporate governance guidelines applicable to the Board of Directors and, at least annually, reviewing such guidelines and recommending changes to the Board of Directors for approval as necessary;

•	overseeing the annual self-evaluations of the Board of Directors and management; and

•	reviewing and approving or ratifying any transaction between us and a related party that is required to be disclosed under the rules of the SEC.

During the year ended December 31, 2018, the Nominating and Corporate Governance Committee met two times. Our Nominating and Corporate Governance Committee is comprised of Messrs. Bossidy, Estes and Sautel. Mr. Sautel serves as chair of our Nominating and Corporate Governance Committee. Our Board of Directors has determined affirmatively that each member of our Nominating and Corporate Governance Committee meets the definition of independence under NYSE listing standards.

Subject to the requirements of the Stockholders Agreement, the Nominating and Corporate Governance Committee considers candidates for director suggested by its members, as well as by management and stockholders, if such candidates meet the Nominating and Corporate Governance Committee’s criteria for Board membership, evaluating them in the same manner in which the Committee evaluates other candidates. Such recommendations should be made in writing to the Nominating and Corporate Governance Committee or the Corporate Secretary of the Company and should include a description of the qualifications of the proposed candidate.

A stockholder who desires to nominate a prospective nominee for the Board should notify the Corporate Secretary of the Company, at 902 Carnegie Center Boulevard, Suite 520, Princeton, New Jersey 08540. As set forth in the Company’s bylaws, the deadline for submission of stockholder nominations is not less than 120 calendar days nor more than 150 calendar days prior to the first anniversary of the date the Company’s proxy statement was released to stockholders in connection with the previous year’s annual meeting. The Nominating and Corporate Governance Committee has the authority and right to retain a search firm to identify or evaluate potential nominees if it so desires.

In evaluating candidates to serve on the Board, the Nominating and Corporate Governance Committee’s objective is to select individuals with skills and experience that can assist the Company and the Board in achieving their objectives. The Nominating and Corporate Governance Committee considers (i) individual qualifications, including relevant career experience, strength of character, maturity of judgment, experience in, and familiarity with, the Company’s business and industry and (ii) all other factors it considers appropriate, which may include age, diversity of background, existing commitments to other businesses, potential conflicts of interest, legal considerations, corporate governance background (including experience as a board member or officer of another publicly held company), financial and accounting background, executive compensation background and the size, composition and combined expertise of the existing Board. Though neither the Board nor the Nominating and Corporate Governance Committee has a formal policy concerning diversity, the Board of Directors values diversity on the Board, believes diversity should be considered in the director identification and nominating process, and seeks director nominees that have a diverse range of views, backgrounds and leadership, as well as business experience. The Nominating and Corporate Governance Committee also considers the extent to which the candidate would fill a present need on the Board of Directors.

Once the Nominating and Corporate Governance Committee has identified a prospective nominee, the Committee will make an initial determination as to whether to conduct a full evaluation of the candidate. This initial determination will be based on the information provided to the Nominating and Corporate Governance Committee with the recommendation of the prospective candidate, as well as the Nominating and Corporate Governance Committee’s own knowledge of the prospective candidate, which may be supplemented by inquiries to the person making the recommendation or others.

Compensation Committee Interlocks and Insider Participation

None of our executive officers serves, or in the past has served, as a member of the board of directors or compensation committee, or other committee serving an equivalent function, of any entity that has one or more executive officers who serve as members of our Board of Directors or our Compensation Committee. None of the members of our Compensation Committee is, or has ever been, an officer or employee of the Company.

Corporate Governance Guidelines and Code of Conduct

The Board has adopted Corporate Governance Guidelines and a Code of Business Conduct and Ethics that applies to all of our officers, directors and employees. The current versions of these corporate governance documents are available free of charge on the Company’s investor relations website at http://investors.essentialproperties.com and in print to any stockholder who requests copies by contacting the Company at 902 Carnegie Center Boulevard, Suite 520, Princeton, New Jersey 08540, Attention: Corporate Secretary.

Director Compensation

2018 Director Compensation Table

The following table shows the compensation earned by our non-employee directors for services during 2018. Directors employed by us or Eldridge are not entitled to receive compensation for their services as a director and, accordingly, neither Messrs. Gilbert and Minella, who are employed by Eldridge, nor Mr. Mavoides, our President and Chief Executive Officer, received separate compensation for their services as directors during 2018 (in thousands):

Name	Fees Earned or Paid in Cash	Stock Awards (1)	Total
Paul T. Bossidy	$78	$106	$184
Stephen D. Sautel	$34	$106	$140
Joyce DeLucca	$31	$106	$137
Scott A. Estes	$36	$106	$142

(1)

All stock award amounts in this column reflect the aggregate fair value on the grant date computed in accordance with FASB ASC Topic 718. The grant date fair value was calculated based on the number of shares subject to the award multiplied by the average market price on the date of grant. As of December 31, 2018, each of Messrs. Bossidy, Sautel and Estes and Ms. DeLucca had 7,742 unvested restricted shares outstanding.

Each of our directors, except for directors who are employed by us or Eldridge, is entitled to receive, as compensation for services as a director, an annual common stock award of $60,000 of restricted common stock. The equity awards granted to our directors are made pursuant to our 2018 Incentive Plan and one-half vest on the first anniversary of the date of grant and the other half vest ratably on each of the first three anniversaries of the date of grant, subject to the director’s continued service on our Board of Directors. Our Chairman is entitled to receive an additional annual cash retainer of $100,000, and directors attending in excess of seven Board of Directors meetings per calendar year receive an additional $1,000 per board meeting attended in excess of seven. Directors who serve on our Audit Committee, other than the chair of the committee, receive an annual cash retainer of $10,000, and directors who serve on each of our Compensation Committee and Nominating and Corporate Governance Committee, other than the chairs of such committees, receive an annual cash retainer of $5,000. The director who serves as chair of the Audit Committee receives an additional annual cash retainer of $20,000, and the directors who serve as chairs of the Compensation Committee and the Nominating and Corporate Governance Committee each receive an additional annual cash retainer of $10,000. All members of our Board of Directors will be reimbursed for their reasonable costs and expenses incurred in attending our board meetings.

EXECUTIVE OFFICERS

Set forth below is biographical information with respect to each current executive officer of the Company, except Mr. Mavoides, our President and Chief Executive Officer. Mr. Mavoides also serves as a director of the Company and his biographical information is available above in the section titled “Corporate Governance Matters—Information Regarding the Board of Directors.”

Gregg A. Seibert, age 54. Mr. Seibert has been our Executive Vice President and Chief Operating Officer since 2018, and he held similar positions at EPRT LLC, which became our operating partnership through the formation transactions, since June 2016. Previously, Mr. Seibert was employed by Spirit from its inception in September 2003 through May 2016, where, at various times during his tenure, he was involved in acquisitions, underwriting, capital markets and special projects, and most recently served as Executive Vice President and Chief Investment Officer. While at Spirit, Mr. Seibert was a member of its investment committee and its executive management team, and he was instrumental in establishing and implementing that company’s business strategy, including investment sourcing, tenant underwriting, asset management and capital markets activities. Prior to his employment by Spirit, Mr. Seibert worked for over nine years at Franchise Finance Corporation of America (“FFCA”), and held positions as Vice President and Senior Vice President of Underwriting and Research and Senior Vice President of Acquisitions until FFCA’s acquisition in August 2001 by GE Capital Corporation, where he served as a Senior Vice President until September 2003. From 1989 to 1994, Mr. Seibert was a Vice President in the commercial real estate lending group of Bank of America, and from 1988 to 1989, served as an investment analyst with the Travelers Insurance Company. Mr. Seibert earned a B.S. in Finance from the University of Missouri and an M.B.A. in Finance from the University of Missouri Graduate School of Business.

Hillary P. Hai, age 37. Ms. Hai has been our Chief Financial Officer and Senior Vice President since 2018, and she held similar positions at EPRT LLC, which became our operating partnership through the formation transactions, since November 2017. Previously, Ms. Hai was EPRT LLC’s Senior Vice President of Finance from January 2017 to November 2017 and EPRT LLC’s Vice President of Finance from April 2016 to January 2017. Before joining EPRT LLC, Ms. Hai worked at Spirit as Vice President and Director of Investments from January 2013 to April 2016, where she underwrote and closed approximately $1 billion of transactions. In her previous roles, Ms. Hai worked at Lowe Enterprises Investors, a real estate investment management firm, as an analyst, and served in the Peace Corps. Ms. Hai received her B.A. in Economics from the University of California, Los Angeles and her M.B.A. from the University of Michigan Stephen M. Ross School of Business.

Daniel P. Donlan, age 37. Mr. Donlan has been our Senior Vice President—Capital Markets since 2018 and he held similar positions at EPRT LLC, which became our operating partnership through the formation transactions, since February 2018. Before joining us, Mr. Donlan worked at Ladenburg Thalmann & Co., a financial services company, as a Managing Director and senior REIT analyst from January 2013 to January 2018. In his previous roles, Mr. Donlan worked at Janney Capital Markets as a Vice President and senior REIT analyst from June 2007 to January 2013 and at BB&T Capital Markets as an associate analyst from August 2005 to May 2007. Mr. Donlan received his B.B.A. in Finance from the University of Notre Dame.

EXECUTIVE COMPENSATION

Overview

This section provides a discussion of the compensation paid or awarded to our President and Chief Executive Officer and our two other most highly compensated executive officers as of December 31, 2018. We refer to these individuals as our “named executive officers.” For 2018, our named executive officers and their positions were as follows:

•	Peter M. Mavoides, President and Chief Executive Officer;

•	Gregg A. Seibert, Executive Vice President and Chief Operating Officer; and

•	Hillary P. Hai, Senior Vice President and Chief Financial Officer.

We are an “emerging growth company” under the federal securities laws and, as such, we have elected to comply with certain reduced disclosure requirements, including in the area of executive compensation.

Prior to our IPO in June 2018, our Board of Directors set the compensation for Messrs. Mavoides and Seibert and the board of directors of EPRT LLC set the compensation for Ms. Hai. Once we became an independent entity, our Board of Directors set the compensation for Ms. Hai. In connection with our IPO, the Compensation Committee was formed and, following the IPO, executive officer compensation decisions were determined by the Compensation Committee.

Our executive compensation programs are intended to align executive compensation with our business objectives and to enable us to attract, retain and reward executive officers who contribute to our long-term success. The compensation paid or awarded to our executive officers is generally based on the assessment of each individual’s performance compared against the business objectives established for the fiscal year as well as the competitive landscape and our historical compensation practices. For 2018, the material elements of our executive compensation program were base salary, annual cash bonus, and restricted share awards.

Compensation of Named Executive Officers

Base Salary

Base salaries are intended to provide a level of compensation sufficient to attract and retain an effective management team, when considered in combination with the other components of our executive compensation program. The relative levels of base salary for our named executive officers are designed to reflect each executive officer’s scope of responsibility and accountability with us. On June 25, 2018, we entered into employment agreements with each of our named executive officers, which provide for initial annual base salaries for Messrs. Mavoides and Seibert and Ms. Hai of $100,000, $100,000 and $250,000, respectively. Please see the “Salary” column in the 2018 Summary Compensation Table for the base salary amounts received by each named executive officer in 2018.

Annual Cash Bonuses

We provide our senior leadership team with short-term incentive compensation through an annual cash bonus plan. Annual bonus compensation holds executives accountable, rewards the executives based on actual business results and helps create a “pay for performance” culture. Our annual cash bonus plan provides cash incentive award opportunities based on a qualitative assessment by the Compensation Committee of the Company’s performance and the named executive officer’s individual performance and leadership.

The payment of awards under the 2018 annual cash bonus plan applicable to the named executive officers was subject to the discretion of the Compensation Committee. The 2018 bonus target for each of Messrs.

Mavoides and Seibert and Ms. Hai was 100% of base salary, with a maximum bonus opportunity equal to 150% of base salary for Ms. Hai. Based on a qualitative assessment of performance, Messrs. Mavoides and Seibert and Ms. Hai received bonuses with respect to 2018 performance in the amounts of $250,000, $200,000, and $337,500, respectively. Messrs. Mavoides and Seibert elected to receive half of their 2018 annual bonuses in equity rather than cash. The annual cash bonus paid to each named executive officer with respect to 2018 performance is set forth in the “Bonus” column in the 2018 Summary Compensation Table.

Restricted Share Awards

To further align the interests of our executive officers with the interests of our stockholders and to further focus our executive officers on our long-term performance, in 2018, we granted restricted shares to each our named executive officers following the consummation of the IPO. These restricted share awards vest in one-third annual increments on the first, second and third anniversaries of the date of grant, subject to the executive officer’s continued employment through the applicable vesting date. Accordingly, on June 25, 2018, Messrs. Mavoides and Seibert and Ms. Hai received restricted share grants with respect to 290,323, 225,806 and 40,323 shares, respectively.

2018 Summary Compensation Table

The following table presents compensation paid or awarded with respect to the fiscal years ended December 31, 2018 and December 31, 2017 to our named executive officers (dollar amounts in thousands):

Name and Principal Position	Year	Salary	Bonus (1)	Stock Awards (2)	Option Awards	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation (3)	Total
Peter M. Mavoides President and Chief Executive Officer (principal executive officer)	2018	$300	$250	$3,972	$—	$—	$—	$14	$4,536
	2017	$492	$750	$1,214	$—	$—	$—	$14	$2,470
Gregg A. Seibert Executive Vice President and Chief Operating Officer	2018	$250	$200	$3,089	$—	$—	$—	$—	$3,539
	2017	$400	$600	$1,052	$—	$—	$—	$—	$2,052
Hillary P. Hai Senior Vice President and Chief Financial Officer	2018	$250	$338	$552	$—	$—	$—	$14	$1,154
	2017	$203	$300	$162	$—	$—	$—	$8	$673

(1)

The amounts reported in this column for 2018 represent the bonus received by each of the named executive officers with respect to 2018 performance. Messrs. Mavoides and Seibert elected to receive half of their 2018 bonuses in equity rather than cash.

(2)

Amounts reported in this column for 2018 reflect the full grant-date fair value of restricted share awards granted during 2018 computed in accordance with ASC Topic 718. The grant date fair value was calculated based on the number of shares subject to the award multiplied by the average market price on the date of grant.

(3)	The amounts reported in this column for 2018 and 2017 for each named executive officer represent matching contributions to our 401(k) plan.

Outstanding Equity Awards at 2018 Fiscal Year End

The following table provides information about the outstanding Essential Properties Realty Trust, Inc. equity-based awards held by each of our named executive officers as of December 31, 2018. As described further below, excluded from this table are Class B Units with respect to EPRT Holdings, LLC granted pursuant to a profits-interest program of Eldridge in which our named executive officers participated prior to our IPO (dollar amounts in thousands):

Name	Number of Shares or Units of Stock That Have Not Vested (1)(2)	Market Value of Shares or Units of Stock That Have Not Vested (3)
Peter M. Mavoides	290,323	$4,018
Gregg A. Seibert	225,806	$3,125
Hillary P. Hai	40,323	$558

(1)

Amounts reported in this column represent restricted shares granted to our named executive officers on June 25, 2018 and which vest in one-third annual increments on the first, second and third anniversaries of the date of grant, subject to the named executive officer’s continued employment through such date.

(2)

Excluded from this table are Class B Units with respect to EPRT Holdings, LLC. To further align the interests of our executive officers with those of Eldridge, our named executive officers participated in a profits-interest program under which our executive officers were granted Class B Units that vest over a five-year period beginning on March 30, 2017. These Class B Units are excluded from this table as they do not represent an equity interest with respect to the Company. For informational purposes, as of December 31, 2018, the named executive officers had Class B Units as follows: Mr. Mavoides, 3,750 Class B Units; Mr. Seibert, 3,250 Class B Units; and Ms. Hai, 500 Class B Units.

(3)	Market value is based on our closing share price on December 31, 2018 of $13.84 per share.

Securities Authorized for Issuance Under Equity Compensation Plans

Prior to the consummation of our IPO, the 2018 Incentive Plan was adopted by our Board and approved by EPRT Holdings, LLC, which was our sole stockholder at the time. The plan authorizes the issuance of up to 3,550,000 shares of our common stock, and, in connection with the IPO, we issued 691,290 shares of restricted common stock. The following table sets forth certain information regarding such plan:

	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	(c) Number of Securities Remaining Available for Future Issuances Under Equity Compensation Plans Excluding Securities Reflected in Column (a)
Equity compensation plans approved by stockholders	—	n/a	2,858,710
Equity compensation plans not approved by stockholders	—	n/a	—

Total	—	n/a	2,858,710

Employment Agreements

On June 25, 2018, we entered into employment agreements with each of our named executive officers. The employment agreement for each of Messrs. Mavoides and Seibert and Ms. Hai has an initial four-year term, with automatic one-year renewals unless notice of non-renewal is provided by either party. Each of the employment agreements include non-competition and non-solicitation provisions that generally end one year after the executive’s termination of employment.

The employment agreements for Messrs. Mavoides and Seibert and Ms. Hai provide for severance benefits upon a qualifying termination of employment. None of the employment agreements, however, provide for payments or benefits solely upon the occurrence of a change in control. Under the terms of each executive’s employment agreement, in the event the executive’s employment is terminated by us without “cause” (as defined in the agreements) or by the executive for “good reason” (as defined in the agreements), and subject to the executive’s execution and non-revocation of a general release of claims the executive would become entitled to receive: (i) any annual performance bonus awarded for the year prior to termination, to the extent unpaid; (ii) continued payments equal to 12 months of base salary; (iii) monthly reimbursement for 12 months of COBRA premiums; and (iv) for terminations of employment occurring after March 31 in a given year, a pro rata bonus for the year of termination based on actual performance, provided that the Company is on plan with respect to the budget approved by the Board of Directors for such year and the Compensation Committee approves the payment of such bonus. In the event of the executive’s termination of employment due to death or disability, the executive or the executive’s beneficiary, as applicable, would be entitled to receive: (i) any annual performance bonus awarded for the year prior to termination, to the extent unpaid; (ii) a pro rata bonus for the year of termination; and (iii) monthly reimbursement for 12 months of COBRA premiums. In the event of the non-renewal of the employment agreement, the executive would be entitled to receive any annual performance bonus awarded for the year prior to termination, to the extent unpaid.

Restricted Share Agreements

Under the June 2018 restricted share agreements, the restricted shares will vest in full upon the named executive officer’s termination of employment due to death, disability or a termination by us without cause, each as defined under the restricted share agreement. In addition, under our 2018 Incentive Plan, in the event of a change in control of us (as defined in the 2018 Incentive Plan), the Board of Directors retains discretion to determine the treatment of outstanding equity awards, which may include acceleration of the vesting of awards upon a change in control.

401(k) Plan

We maintain a qualified 401(k) savings plan for the benefit of our employees, including our named executive officers. The 401(k) plan allows participants to contribute up to 100% of his or her pre-tax cash compensation, up to the annual maximum statutory limit allowed under Internal Revenue Service guidelines. Our 401(k) plan allows for discretionary matching of employee contributions. We make matching contributions equal to 100% of the first 3% of eligible compensation contributed by participants and 50% of the next 2% of eligible compensation contributed by participants. Participants are always vested in both their own contributions to the plan and in our matching contributions to the plan.

Compensation Risk Assessment

The Company and the Compensation Committee consider many factors in making compensation decisions for our named executive officers. One factor is the risk associated with our compensation programs. We have concluded that our compensation programs do not create risks that are reasonably likely to have a material adverse effect on the Company for, among others, the following reasons: we engage an independent, external compensation consultant to assist with developing our executive compensation program; we use time-based restricted stock and, beginning in 2019, performance-based restricted stock units that provide our named executive officers with a significant interest in the long-term performance of our stock, are subject to forfeiture upon certain employment termination events and are capped; we base short-term cash incentive awards on metrics related to our financial and operational goals; and we generally do not base incentive awards on a single performance metric.

REPORT OF THE AUDIT COMMITTEE

In connection with its function to oversee and monitor the Company’s financial reporting process, the Audit Committee has (1) reviewed and discussed with management the Company’s audited financial statements as of and for the fiscal year ended December 31, 2018; (2) discussed with Ernst & Young LLP, the independent registered public accounting firm for the Company, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC; (3) received the written disclosures and the letter from Ernst & Young LLP required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence; and (4) has discussed with Ernst & Young LLP its independence, and considered whether the provision of non-audit services to the Company was compatible with such independence. Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements for the year ended December 31, 2018 be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 for filing with the SEC.

Members of the Audit Committee

Scott A. Estes, Chairman

Joyce DeLucca

Stephen D. Sautel

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Our Board of Directors has adopted a written policy regarding transactions with related parties, which we refer to as our “related party policy.” Our related party policy requires that a “related person” (as defined in Item 404(a) of Regulation S-K) must promptly disclose all transactions with related parties (as described in Item 404(a) of Regulation S-K) to the person designated by the Chief Executive Officer of the Company as the compliance officer. All related party transactions must be approved or ratified by either the Nominating and Corporate Governance Committee of the Board or the full Board. As a general rule, directors interested in a related party transaction will recuse themselves from any vote on a related party transaction in which they have an interest. The Nominating and Corporate Governance Committee or Board will consider all relevant facts and circumstances when deliberating such transactions, including whether such transactions are in, or not inconsistent with, the best interests of the Company.

The following is a summary of related party transactions since January 1, 2018. The related party transactions listed below were all approved by the Nominating and Corporate Governance Committee and/or the Board of Directors.

•

Concurrently with the completion of our IPO, Eldridge invested $125 million in 7,785,611 shares of common stock and in 1,142,960 units of limited partnership interest in the operating partnership (“OP Units”), which are redeemable for cash, or, at our election, shares of our common stock on a one-for-one basis, beginning one year after the issuance of such units, through transactions exempt from the registration requirement of the Securities Act. In connection with our IPO, we repaid short-term notes, with an aggregate principal balance of approximately $334.0 million, issued to an affiliate of Eldridge. This indebtedness was incurred to acquire properties, and the notes accrued interest at an annual rate equal to LIBOR plus a spread of between 2.14% and 2.55%.

•

In connection with our IPO, we entered into a registration rights agreement with Eldridge pursuant to which we agreed to provide certain “demand” registration rights and customary “piggyback” registration rights. The registration rights agreement also provides that we will pay certain expenses relating to such registrations and indemnify the registration rights holders against certain liabilities which may arise under the Securities Act.

•

We are party to the Stockholders Agreement with Eldridge. The Stockholders Agreement contains provisions related to the composition of our Board of Directors and the committees of the Board of Directors. See “Corporate Governance Matters—Stockholders Agreement.” The Stockholders Agreement provides, among other things, that so long as Eldridge owns shares representing 5% of the voting power of our common stock, certain amendments to our charter and our bylaws will require Eldridge’s prior approval. Concurrently with the completion of the IPO, we granted a waiver from the ownership limit contained in our charter to Eldridge to own up to 19.0% of the outstanding shares of our common stock in the aggregate. We also agreed to provide transferees of Eldridge, subject to the satisfaction of certain conditions, any necessary waivers from our ownership limits provided that any such waivers are consistent with our compliance with the ownership requirements for qualification as a REIT under the Internal Revenue Code of 1986, as amended. Pursuant to the Stockholders Agreement, we have agreed, upon Eldridge’s request, subject to the delivery by Eldridge of any additional information requested by our Board of Directors, to increase the percentage of our outstanding common stock that may be owned by Eldridge, unless the Board concludes that any such increase could jeopardize our ability to qualify for taxation as a REIT.

•

In connection with our IPO, the underwriters reserved up to 5.0% of the offered shares for sale to some of our directors, officers, employees and certain related parties as part of a directed share program. The directed share program does not limit the ability of such directors, officers and their family members, or holders of more than 5% of our capital stock, to purchase more than $120,000 in value of our common stock.

PROPOSAL NO. 2—RATIFICATION OF APPOINTMENT OF AUDITORS

The Audit Committee of the Company appointed Ernst & Young LLP (“EY”) to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2019. Stockholders are asked to ratify the appointment of EY at the Annual Meeting. Representatives of EY are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions from stockholders.

Accounting Fees and Services

The following table sets forth the aggregate fees billed to us by EY for professional services rendered in 2018 and 2017.

(in thousands)	2018	2017
Audit Fees(1)	$1,372	$943
Audit-Related Fees(2)	25	36
Tax Fees(3)	236	96
All Other Fees	—	—

Total	$1,633	$1,075

(1)

Audit fees consist of fees incurred in connection with the audit of our annual financial statements, as well as services related to SEC matters, including review of registration statements filed and related issuances of comfort letters, consents and other services.

(2)	Audit-related fees consist of fees for attestation services rendered by EY related to our Master Trust Funding Program.
(3)	Tax fees consist of fees for professional services rendered by EY for tax compliance, tax advice, and tax planning.

The charter of the Audit Committee provides that the Audit Committee is responsible for the appointment, compensation and oversight of our independent auditor and must pre-approve all audit, audit-related and non-audit services to be provided by our independent auditor, other than certain de minimis non-audit services. In connection with our IPO, the Audit Committee adopted a policy pursuant to which it pre-approves all services to be provided by and fees to be paid to our independent auditor. Following consummation of our IPO, all services provided by EY were pre-approved by the Audit Committee. All non-audit services were reviewed by the Audit Committee, and the Audit Committee concluded that the provision of such services by EY was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. The Audit Committee may form and delegate authority to grant pre-approvals of audit and permitted non-audit and tax services to subcommittees consisting of one or more members when it deems appropriate, provided that decisions of such subcommittee to grant pre-approvals and take any other actions shall be presented to the full Audit Committee at its next scheduled meeting. In its review of these services and related fees and terms, the Audit Committee considers, among other things, the possible effect of the performance of such services on the independence of our independent registered public accounting firm.

None of the services described above were approved pursuant to the de minimis exception provided in Rule 2-01(c)(7)(i)(C) of Regulation S-X promulgated by the SEC.

Vote Required

Approval of the ratification of the appointment of EY as the Company’s independent registered public accounting firm for the year ending December 31, 2019 requires the affirmative vote of a majority of the votes cast on the matter at the meeting. If the appointment of EY is ratified, the Audit Committee, in its sole discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of the Company. Conversely, if stockholders do not ratify the appointment, the Audit Committee may investigate the reasons for stockholder rejection and may consider whether to retain EY or to appoint another independent registered public accounting firm.

Board Recommendation

The Board of Directors unanimously recommends that you vote “FOR” the ratification of the appointment of EY as the Company’s independent registered public accounting firm for the year ending December 31, 2019.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s officers and directors, and persons who own more than 10% of the Company’s common stock, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than 10% stockholders are required by regulation to furnish the Company with copies of all Section 16(a) forms they file. The Company currently knows of no person, other than Eldridge, who owns 10% or more of the Company’s common stock.

Based solely on a review of the copies of such forms furnished to the Company, or written representations from its officers and directors, the Company believes that during the year ended December 31, 2018, the Company’s officers, directors and greater than 10% stockholders satisfied the reporting requirements promulgated under Section 16(a) of the Exchange Act, with the exception of the following: one late Form 4 filing for each of Messrs. Bossidy and Sautel and Ms. Hai, each of which covered one transaction.

BENEFICIAL OWNERSHIP OF COMMON STOCK BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of shares of our common stock, including shares of our common stock into which OP Units are exchangeable, as of March 11, 2019, unless otherwise indicated in the footnotes to the table below, for (1) each person who is the beneficial owner of 5% or more of our outstanding common stock, (2) each of our directors and named executive officers and (3) all of our directors and executive officers as a group. Each person named in the table has sole voting and investment power with respect to all of the shares of our common stock shown as beneficially owned by such person, except as otherwise set forth in the notes to the table.

The SEC has defined “beneficial ownership” of a security to mean the possession, directly or indirectly, of voting power and/or investment power over such security. A stockholder is also deemed to be, as of any date, the beneficial owner of all securities that such stockholder has the right to acquire within 60 days after that date through (1) the exercise of any option, warrant or right, (2) the conversion of a security, (3) the power to revoke a trust, discretionary account or similar arrangement or (4) the automatic termination of a trust, discretionary account or similar arrangement. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of our common stock subject to options or other rights (as set forth above) held by that person that are exercisable as of the date hereof or will become exercisable within 60 days thereafter, are deemed outstanding, while such shares are not deemed outstanding for purposes of computing percentage ownership of any other person.

Unless otherwise indicated, the address of each named person is c/o Essential Properties Realty Trust, Inc., 902 Carnegie Center Boulevard, Suite 520, Princeton, New Jersey 08540. No shares beneficially owned by any executive officer or director have been pledged as security.

Name of Beneficial Owner	Number of Shares and OP Units Beneficially Owned	Percentage of All Shares (1)
Greater than 5% Stockholders:
EPRT Holdings, LLC (2)	17,913,592	29.0%
Eldridge Industries, LLC (3)	8,928,571	19.9%
The Vanguard Group (4)	3,545,585	8.1%
Deutsche Bank AG (5)	3,385,152	7.7%
BlackRock, Inc. (6)	2,991,567	6.8%

Directors and Named Executive Officers:
Paul T. Bossidy	22,742	*
Peter M. Mavoides	332,376	*
Gregg A. Seibert	248,627	*
Hillary P. Hai	48,851	*
Todd J. Gilbert	—	—
Anthony D. Minella	—	—
Stephen D. Sautel	207,742	*
Joyce DeLucca	7,742	*
Scott A. Estes	17,742	*

All executive officers and directors as a group (10 persons)	916,992	2.1%

*	Represents less than 1%

(1)

Assumes 43,795,460 shares of our common stock and, in the case of holders of OP Units, the number of OP Units they hold are outstanding as of March 11, 2019 and that such units have been exchanged for common stock on a one-for-one basis.

(2)

Consists of 17,913,592 OP Units beneficially owned by EPRT Holdings, LLC. As of December 31, 2018, certain members of management and other continuing investors own a 1.6% interest in EPRT Holdings, LLC and Eldridge Industries, LLC indirectly owns a 98.4% interest in EPRT Holdings, LLC. EPRT Holdings, LLC is indirectly controlled by Eldridge Industries, LLC. Todd L. Boehly, the indirect controlling member of Eldridge Industries, LLC, may be deemed to have voting and dispositive power with respect to the OP Units beneficially owned by EPRT Holdings, LLC. Mr. Boehly disclaims beneficial ownership of the OP Units held by EPRT Holdings, LLC, except to the extent of his pecuniary interest therein. The address of Eldridge Industries, LLC is 600 Steamboat Road, Greenwich, CT 06830.

(3)

Consists of 7,785,611 shares of our common stock beneficially owned by Eldridge Industries, LLC and 1,142,960 OP Units beneficially owned by Eldridge Industries, LLC. Todd L. Boehly, the indirect controlling member of Eldridge Industries, LLC, may be deemed to have voting and dispositive power with respect to the shares and OP Units beneficially owned directly and indirectly by Eldridge Industries, LLC. Mr. Boehly disclaims beneficial ownership of the shares and OP Units held by Eldridge Industries, LLC, except to the extent of his pecuniary interest therein. The address of Eldridge Industries, LLC is 600 Steamboat Road, Greenwich, CT 06830.

(4)

Based upon information contained in a Schedule 13G filed on February 11, 2019, as of December 31, 2018, The Vanguard Group had sole voting power over 41,387 shares, shared voting power over 4,074 shares, sole dispositive power over 3,505,904 shares and shared dispositive power over 39,681 shares. The address of The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.

(5)

Based upon information contained in a Schedule 13G filed by Deutsche Bank AG and certain of its affiliates on February 14, 2019, as of December 31, 2018, Deutsche Bank AG had sole voting power over 1,496,519 shares, sole dispositive power over all reported shares and no shared voting or dispositive power with respect to any of the reported shares. The address of Deutsche Bank AG is Taunusanlage 12, 60325 Frankfurt am Main, Federal Republic of Germany.

(6)

Based upon information contained in a Schedule 13G filed on February 8, 2019, as of December 31, 2018, BlackRock, Inc. had sole voting power over 2,903,067 shares, sole dispositive power over all reported shares and no shared voting or dispositive power with respect to any of the reported shares. The address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.

STOCKHOLDER PROPOSALS FOR 2020 ANNUAL MEETING

Stockholders who intend to present proposals at the 2020 Annual Meeting of Stockholders, and who wish to have those proposals included in the Company’s proxy statement for the 2020 Annual Meeting, must be certain that those proposals are received at the principal executive offices of the Company at 902 Carnegie Center Boulevard, Suite 520, Princeton, New Jersey 08540; Attention: Corporate Secretary, no later than November 23, 2019. If such proposal is in compliance with all of the requirements of Rule 14a-8 under the Exchange Act, it will be included in the proxy statement and set forth on the form of proxy issued for such annual meeting of stockholders. It is recommended that any such proposal be sent by certified mail, return receipt requested.

The Company’s current bylaws set forth the process by which stockholder proposals which are not submitted for inclusion in the Company’s proxy materials pursuant to Rule 14a-8 under the Exchange Act may be brought before an annual meeting. For business to be properly brought before an annual meeting by a stockholder, such proposed business must constitute a proper matter for stockholder actions, which includes the nomination of directors, and the stockholder must have given timely notice thereof in writing to the Company and satisfied the other requirements set forth in the Company’s bylaws. To be timely, a stockholder’s notice must be delivered to the Secretary of the Company at the principal executive offices of the Company, not later than 5:00 p.m., Eastern time, on the day that is 120 days, and not earlier than 150 days, prior to the first anniversary of the date of the proxy statement being released to the Company’s stockholders for the preceding year’s annual meeting of stockholders; provided, however, if an annual meeting of stockholders is called for a date that is not within 30 days before or after the anniversary date of the preceding annual meeting, then, in order to be timely, a stockholder’s notice must be received by the Company no earlier than the 150th day prior to the date of such annual meeting and no later than 5:00 p.m., Eastern time, on the later of (a) the 120th day prior to the date of such annual meeting, as originally convened, or (b) the tenth day following the day on which public announcement of the date of such meeting is first made. The stockholder notice must comply with the information requirements set forth in the Company’s bylaws. To be timely for purposes of the 2020 Annual Meeting of Stockholders (assuming the date of such annual meeting is within 30 days before or after the one-year anniversary of the Annual Meeting to which this Proxy Statement relates), the notice must be received no earlier than October 24, 2019, and no later than November 23, 2019.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

The Board of Directors has adopted a process by which stockholders and other interested parties may communicate directly with the Board of Directors, a Board committee, a particular group of directors (e.g., the independent directors), or individual members of the Board. Stockholders and other interested parties who wish to communicate with the Board may do so by sending written communications addressed to the named individual, the committee, the group, or the Board as a whole c/o Essential Properties Realty Trust, Inc., 902 Carnegie Center Boulevard, Suite 520, Princeton, New Jersey 08540, Attention: Corporate Secretary. In general, any communication delivered to the Company for forwarding to the Board, a Board committee, a particular group of directors or specified Board members will be forwarded in accordance with the stockholder’s instruction, except that we reserve the right not to forward any commercial, offensive or otherwise inappropriate materials.

OTHER MATTERS

As of the date of this Proxy Statement, we have not been presented with any other business for consideration at the Annual Meeting. If any other matter is properly brought before the meeting for action by the stockholders, your proxy (unless revoked) will be voted in accordance with the recommendation of the Board of Directors, or the discretion of the proxy holders if no recommendation is made.

ANNUAL REPORT

We refer you to our Annual Report, containing financial statements for the year ended December 31, 2018, filed with the SEC. You may access our Annual Report on our investor relations website at http://investors.essentialproperties.com. We will provide without charge, upon written request to the Corporate Secretary of the Company, at the address listed on the cover page of this Proxy Statement, a copy of our Annual Report on Form 10-K, including the financial statements and financial statement schedules, filed with the SEC for the year ended December 31, 2018.

ANNUAL MEETING OF ESSENTIAL PROPERTIES REALTY TRUST, INC.

Date:	April 26, 2019
Time:	9:30 A.M. (Local Time)
Place:	The Harvard Room of The Hyatt Regency Princeton, 102 Carnegie
Center, Princeton, NJ 08540

Please make your marks like this: ☒ Use dark black pencil or pen only

Board of Directors Recommends a Vote FOR each Nominee Listed Below in Proposal 1 and FOR Proposal 2.
1: Election of Directors	For		Withhold	Directors Recommend ê
01 Paul T. Bossidy	☐		☐	For
02 Peter M. Mavoides	☐		☐	For
03 Todd J. Gilbert	☐		☐	For
04 Anthony D. Minella	☐		☐	For
05 Stephen D. Sautel	☐		☐	For
06 Joyce DeLucca	☐		☐	For
07 Scott A. Estes	☐		☐	For
	For	Against	Abstain
2: To ratify the appointment of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for the year ending December 31, 2019.	☐	☐	☐	For

Authorized Signatures - This section must be completed for your Instructions to be executed.

Please Sign Here	Please Date Above

Please Sign Here	Please Date Above

Please sign exactly as your name(s) appears on your stock certificate and date. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations or other entities should provide full name of corporation or other entity and title of authorized officer or other authorized person signing the proxy.

Annual Meeting of Essential Properties Realty Trust, Inc.

to be held on Friday, April 26, 2019

for Holders as of the close of business on March 11, 2019

This proxy is being solicited on behalf of the Board of Directors

VOTE BY:
INTERNET		TELEPHONE

Go To		855-673-0639
www.proxypush.com/EPRT
• Cast your vote online.	OR	• Use any touch-tone telephone.
• View Meeting Documents.		• Have your Proxy Card/Voting Instruction Form ready.
• Follow the simple recorded instructions.

MAIL

OR	• Mark, sign and date your Proxy Card/Voting Instruction Form.
• Detach your Proxy Card/Voting Instruction Form.
• Return your Proxy Card/Voting Instruction Form in the postage-paid envelope provided.

PROXY TABULATOR FOR
ESSENTIAL PROPERTIES REALTY TRUST, INC.
P.O. BOX 8016
CARY, NC 27512-9903

Proxy — Essential Properties Realty Trust, Inc.

Annual Meeting of Stockholders

April 26, 2019, 9:30 a.m. (Eastern Daylight Time)

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned stockholder of Essential Properties Realty Trust, Inc., a Maryland corporation (the “Company”), hereby appoints Peter M. Mavoides and Gregg A. Seibert, or either of them, as proxies for the undersigned, with full power of substitution in each of them, to attend the 2019 Annual Meeting of Stockholders of the Company to be held at the Harvard Room of the Hyatt Regency Princeton, 102 Carnegie Center, Princeton, NJ 08540, on Friday, April 26, 2019, at 9:30 A.M., local time, and any postponement or adjournment thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned hereby acknowledges receipt of the Notice of 2019 Annual Meeting of Stockholders of the Company and of the accompanying proxy statement, the terms of each of which are incorporated by reference, and revokes any proxy heretofore given with respect to such meeting.

The purpose of the Annual Meeting is to take action on the following:

1.	To elect seven(7) directors to the Company’s Board of Directors, each to serve until the 2020 Annual Meeting of Stockholders and until their respective successors are duly elected and qualify.

2.	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2019.

3.	To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted “FOR” all nominees for director shown in this proxy card and “FOR” proposal 2. In their discretion, the proxies named above are authorized to vote upon such other matters that may properly come before the Annual Meeting or any postponement or adjournment thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The proxies named above cannot vote your shares unless you sign and return this card.

To attend the meeting and vote your shares	☐
in person, please mark this box.